W. R. Berkley Corporation
475 Steamboat Road                      NEWS
Greenwich, Connecticut 06830            RELEASE
(203) 629-3000



FOR IMMEDIATE RELEASE                   CONTACT: Eugene G. Ballard
                                                 Chief Financial Officer
                                                 (203)629-3000


                        W. R. BERKLEY CORPORATION REPORTS
                   RECORD NET INCOME OF $545 MILLION FOR 2005

              Fourth Quarter 2005 Net Income Up 44% to $167 Million

     Greenwich, CT, February 13, 2006 -- W. R. Berkley Corporation (NYSE: BER) today reported net income for 2005 of $545 million, or $4.08 per share, a 24% increase from $438 million, or $3.31 cents per share, for 2004. Net operating income for 2005 increased 31% to $534 million, or $4.00 per share, compared with $408 million, or $3.08 per share, for 2004. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses and the effect of a change in accounting principle in 2004. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 8, 2005.

     Net income for the fourth quarter of 2005 was $167 million, or $1.25 per share, a 44% increase from $116 million, or $0.88 per share, a year ago. Net operating income for the fourth quarter of 2005 increased 45% to $165 million, or $1.23 per share, compared with $114 million, or $0.86 per share, for the fourth quarter of 2004.

W. R. Berkley Corporation                                                 Page 2



                                           Summary Financial Data
                               (Amounts in thousands, except per share data)

                                                   Fourth Quarter                        Full Year
                                             ---------------------------       ---------------------------
                                                2005             2004             2005             2004
                                                ----             ----             ----             ----
Gross premiums written                       $1,255,967       $1,202,993       $5,087,983       $4,724,128
Net premiums written                          1,150,267        1,104,902        4,604,574        4,266,361

Net income                                      167,424          116,121          544,892          438,105
Net income per diluted share                       1.25             0.88             4.08             3.31

Net operating income                            165,294          113,710          533,889          407,526
Net operating income per diluted share       $     1.23       $     0.86       $     4.00       $     3.08

     Full year 2005 highlights included:

o    Return on equity was 25.8%.

o    GAAP combined ratio improved to 89.3% from 90.4% in the prior year.

o Net premiums written rose to $4.6 billion, an increase of 8% compared with 2004.

o    Cash flow from operations increased to $1.7 billion.

o    Net investment income grew 39% to $404 million.

o The paid loss ratio, at 36.7%, was below 40% for the third consecutive year.

o The Company formed four new operating companies: Berkley Aviation, LLC; Watch Hill Fac Management, LLC; Berkley Accident and Health, LLC; and Berkley Net Underwriters, LLC, as well as expanded its operations into Spain, Brazil and Hong Kong.

     Commenting on the Company's activities, William R. Berkley, chairman and chief executive officer, said: "The Company had another outstanding year. Our return on equity was 25.8%, while cash flow, underwriting profits and premium volume all reached record levels. The strength of our balance sheet positions us to take advantage of opportunities and to deal with any uncertainties. Our consistently strong performance is a reflection of the effort and commitment of our people.

     "We have started several new units which we expect to have a meaningful impact on our business by the end of 2006. We anticipate the Company's overall growth in 2006 to be 6% - 12%, with our new units gaining further traction in 2007. The current environment is rationally competitive and satisfactory returns are available in most of our lines of business.

W. R. Berkley Corporation                                                 Page 3


     "We continue to believe returns in excess of 20% will be obtainable in 2006 and have become more optimistic in our view that returns in the area of 20% will be available in 2007," Mr. Berkley concluded.


Webcast Conference Call

     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Monday, February 13, 2006 at 2:00 p.m. ET. The conference call will be webcast live on the company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.


About W. R. Berkley Corporation

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2006 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including hurricanes and as a result of terrorist activities, the impact of competition, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including these related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2006 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                                 Page 4


                                            Consolidated Financial Summary
                                    (Amounts in thousands, except per share data)

                                                        Fourth Quarter                          Full Year
                                                ------------------------------        ------------------------------
                                                    2005               2004               2005               2004
                                                    ----               ----               ----               ----
Revenues:
  Net premiums written                          $ 1,150,267        $ 1,104,902        $ 4,604,574        $ 4,266,361
  Change in unearned premiums                        47,648            (33,805)          (143,639)          (205,269)
                                                -----------        -----------        -----------        -----------
    Premiums earned                               1,197,915          1,071,097          4,460,935          4,061,092
  Net investment income                             113,280             82,286            403,962            291,295
  Service fees                                       26,672             25,378            110,697            109,344
  Realized investment gains                           3,324              3,709             17,209             48,268
  Other income                                        2,699                770              4,036              2,236
                                                -----------        -----------        -----------        -----------
    Total revenues                                1,343,890          1,183,240          4,996,839          4,512,235
                                                -----------        -----------        -----------        -----------

Expenses:
  Losses and loss expenses                          723,088            657,693          2,781,802          2,559,310
  Other operating expenses                          358,207            336,343          1,358,574          1,247,989
  Interest expense                                   24,952             18,191             85,926             66,423
                                                -----------        -----------        -----------        -----------
     Total expenses                               1,106,247          1,012,227          4,226,302          3,873,722
                                                -----------        -----------        -----------        -----------

    Income before income taxes
     and minority interest                          237,643            171,013            770,537            638,513

Income tax expense                                  (69,157)           (53,398)          (222,521)          (196,235)
Minority interest                                    (1,062)            (1,494)            (3,124)            (3,446)
                                                -----------        -----------        -----------        -----------

  Net income before change in accounting
    principle                                       167,424            116,121            544,892            438,832
                                                -----------        -----------        -----------        -----------

Cumulative effect of change in accounting
  principle, net of taxes                              --                 --                 --                 (727)
                                                -----------        -----------        -----------        -----------

     Net income                                 $   167,424        $   116,121        $   544,892        $   438,105
                                                ===========        ===========        ===========        ===========

Net income per share:
    Basic (1)                                   $      1.31        $      0.92        $      4.29        $      3.48
                                                ===========        ===========        ===========        ===========
    Diluted (1)                                 $      1.25        $      0.88        $      4.08        $      3.31
                                                ===========        ===========        ===========        ===========

Average shares outstanding:
    Basic (1)                                       127,456            126,285            127,022            125,941
    Diluted (1)                                     134,302            132,621            133,617            132,272


(1) Per share amounts reflect the 3-for-2 common stock split effected on April 8, 2005.

W. R. Berkley Corporation                                                 Page 5


                                    Operating Results by Segment
                             (Amounts in thousands, except ratios (1))

                                          Fourth Quarter                        Full Year
                                  ----------------------------        ----------------------------
                                      2005              2004              2005              2004
                                      ----              ----              ----              ----
Specialty (2)(3)(4):
  Gross premiums written          $  515,734        $  448,948        $1,932,821        $1,607,974
  Net premiums written               485,834           421,343         1,827,865         1,497,567
  Premiums earned                    477,991           366,374         1,682,193         1,391,652
  Pre-tax income                      97,918            72,218           345,896           275,689
  Loss ratio                            62.1%             61.7%             62.4%             61.7%
  Expense ratio                         25.2%             26.1%             25.1%             25.6%
  GAAP combined ratio                   87.3%             87.8%             87.5%             87.3%

Regional (2):
  Gross premiums written          $  322,920        $  307,002        $1,384,574        $1,295,659
  Net premiums written               286,318           273,768         1,196,487         1,128,800
  Premiums earned                    302,588           282,065         1,173,174         1,068,552
  Pre-tax income                      59,302            59,372           216,495           184,152
  Loss ratio                            54.7%             51.4%             55.8%             55.7%
  Expense ratio                         30.9%             31.8%             30.6%             31.2%
  GAAP combined ratio                   85.6%             83.2%             86.4%             86.9%

Alternative Markets (3)(4):
  Gross premiums written          $  158,157        $  157,947        $  781,411        $  756,349
  Net premiums written               141,844           135,046           669,774           640,491
  Premiums earned                    181,178           164,903           663,478           605,996
  Pre-tax income                      80,903            34,006           238,462           133,438
  Loss ratio                            51.4%             70.9%             59.4%             70.6%
  Expense ratio                         18.4%             21.5%             20.1%             21.2%
  GAAP combined ratio                   69.8%             92.4%             79.5%             91.8%

Reinsurance (2)(3):
  Gross premiums written          $  180,559        $  213,361        $  770,781        $  868,208
  Net premiums written               167,206           206,023           719,540           823,772
  Premiums earned                    187,934           212,280           754,097           841,451
  Pre-tax income                      24,283            21,433            63,606            85,995
  Loss ratio                            70.9%             65.9%             74.1%             69.5%
  Expense ratio                         30.1%             33.1%             30.1%             29.1%
  GAAP combined ratio                  101.0%             99.0%            104.2%             98.6%

International (3):
  Gross premiums written          $   78,597        $   75,735        $  218,396        $  195,938
  Net premiums written                69,065            68,722           190,908           175,731
  Premiums earned                     48,224            45,475           187,993           153,441
  Pre-tax income                       5,274             7,078            20,890            18,790
  Loss ratio                            71.6%             66.1%             66.5%             61.0%
  Expense ratio                         28.1%             27.8%             29.6%             30.0%
  GAAP combined ratio                   99.7%             93.9%             96.1%             91.0%

W. R. Berkley Corporation                                                 Page 6


                                 Operating Results by Segment (continued)
                                 (Amounts in thousands, except ratios (1))

                                           Fourth Quarter                             Full Year
                                   -------------------------------         -------------------------------
                                       2005                2004                2005                2004
                                       ----                ----                ----                ----
Corporate and Eliminations:
   Realized investment gains       $     3,324         $     3,709         $    17,209         $    48,268
   Interest and other, net             (33,361)            (26,803)           (132,021)           (107,819)
   Pre-tax loss                        (30,037)            (23,094)           (114,812)            (59,551)

Total:
   Gross premiums written          $ 1,255,967         $ 1,202,993         $ 5,087,983         $ 4,724,128
   Net premiums written            $ 1,150,267         $ 1,104,902         $ 4,604,574         $ 4,266,361
   Premiums earned                 $ 1,197,915         $ 1,071,097         $ 4,460,935         $ 4,061,092
   Pre-tax income                  $   237,643         $   171,013         $   770,537         $   638,513
   Loss ratio                             60.4%               61.4%               62.4%               63.0%
   Expense ratio                          26.6%               28.5%               26.9%               27.4%
   GAAP combined ratio                    87.0%               89.9%               89.3%               90.4%


(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) For the fourth quarters of 2005 and 2004, weather-related losses were $26 million and $2 million, respectively, and included hurricane losses of $24 million and $2 million, respectively. Fourth quarter 2005 weather-related losses by segment were $13 million for reinsurance, $8 million for specialty and $5 million for regional. For the full year of 2005 and 2004, weather-related losses were $99 million and $60 million, respectively, and included hurricane losses of $74 million and $34 million, respectively.

(3) Prior period operating results by segment have been reclassified to reflect a change in the segment designation for the following companies: Berkley Underwriting Partners, LLC from reinsurance to specialty; W. R. Berkley Insurance (Europe), Limited from specialty to international; and Berkley Medical Excess Underwriters, LLC from specialty to alternative markets.

(4) As of December 31, 2005, the Company reported an accrual for earned but unbilled audit premiums. The Company's policy is to recognize audit premiums when they are reliably determinable. In prior periods, audit premiums were not considered to be reliably determinable until such audits were completed and billed. In 2005, the Company developed sufficient information to begin recognizing unbilled audit premiums as such premiums are earned. The accrual for earned but unbilled audit premiums increased net premiums written and premiums earned by $45 million for specialty and $12 million for alternative markets in the fourth quarter and for the full year of 2005. The pre-tax income related to the additional premiums was $6.4 million for specialty and $4.8 million for alternative markets during such periods.

W. R. Berkley Corporation                                                 Page 7


                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                                December 31,      December 31,
                                                    2005              2004
                                                ------------      -----------

Total investments (1)                           $10,378,250       $ 8,341,944
Total assets                                     13,896,287        11,451,033
Reserves for losses and loss expenses             6,711,760         5,449,611
Senior notes and other debt                         967,818           808,264
Junior subordinated debentures                      450,634           208,286
Stockholders' equity (2)                          2,567,077         2,109,702
Shares outstanding, net of treasury stock           127,510           126,409
Stockholders' equity per share                        20.13             16.69


(1) Total investments include cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and currency translation adjustments of $25 million and $112 million as of December 31, 2005 and December 31, 2004, respectively.

W. R. Berkley Corporation                                                 Page 8


                      Supplemental Information
                       (Amounts in thousands)

                                                                 Fourth Quarter                          Full Year
Reconciliation of net operating                         ------------------------------        ------------------------------
  income to net income:                                     2005               2004               2005               2004
                                                            ----               ----               ----               ----
  Net operating income (1)                              $   165,294        $   113,710        $   533,889        $   407,526
  Realized investment gains, net of taxes                     2,130              2,411             11,003             31,306
  Cumulative effect of change
    in accounting principle                                    --                 --                 --                 (727)
                                                        -----------        -----------        -----------        -----------
    Net income                                          $   167,424        $   116,121        $   544,892        $   438,105
                                                        ===========        ===========        ===========        ===========
Return on equity:

  Net income (2)                                               31.7%              27.6%              25.8%              26.0%

  Net operating income (2)                                     31.3%              27.0%              25.3%              24.2%
Cash flow:

  Cash flow from operations                             $   364,676        $   486,516        $ 1,719,751        $ 1,619,689

  Cash flow from operations before cash transfers
    to/from trading account (3)                         $   364,676        $   486,516        $ 1,799,778        $ 1,692,689


(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. Management believes that excluding investment gains and losses, which result primarily from changes in general economic conditions, and the change in accounting principle in 2004 provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.